                                                           Exhibit No. EX-99.h.2

                                     FORM OF
                       TRANSFER AGENT SERVICING AGREEMENT

     THIS AGREEMENT is made and entered into as of the ____ day of August, 2008, by and between Genworth  Variable  Insurance  Trust, a Delaware  statutory trust
(the  "Trust"),  and U.S.  Bancorp  Fund  Services,  LLC,  a  Wisconsin  limited liability company ("USBFS").

     WHEREAS,  the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management  investment company,  and is authorized to issue shares of beneficial  interest in separate  series,  with each such series  representing  interests in a separate  portfolio of securities and other assets;

     WHEREAS,  USBFS is, among other  things,  in the business of  administering transfer  and  dividend  disbursing  agent  functions  for  the  benefit  of its customers; and

     WHEREAS, the Trust desires to retain USBFS to provide transfer and dividend disbursing agent services to each series of the Trust listed on Exhibit A hereto
(as amended from time to time) (each a "Fund" and collectively, the "Funds").

     NOW,  THEREFORE,  in  consideration  of the promises  and mutual  covenants herein  contained,  and other good and  valuable  consideration,  the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   Appointment of USBFS as Transfer Agent

          The Trust hereby  appoints USBFS as transfer agent of the Trust on the terms and  conditions  set forth in this  Agreement,  and USBFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of USBFS shall be confined to those matters  expressly set forth herein,  and no implied duties are assumed by or may be asserted against USBFS hereunder.

     2.   Services and Duties of USBFS

          USBFS  shall  provide  the  following   transfer  agent  and  dividend
          disbursing agent services to the Fund:

          A.   Receive and process all orders for the purchase, exchange, and/or redemption of shares in accordance with Rule 22c-1 under the 1940
               Act.

          B.   Process purchase orders with prompt delivery,  where appropriate, of payment and supporting documentation to the Trust's custodian, and issue the appropriate  number of  uncertificated  shares with
               such   uncertificated   shares  being  held  in  the  appropriate
               shareholder account.

          C.   Arrange for the issuance of shares obtained through  transfers of funds from Fund shareholders'  accounts at financial institutions and  arrange  for the  exchange  of  shares  for  shares of other eligible  investment  companies,  when  permitted  by the  Fund's prospectus (the "Prospectus").

          D.   Process  redemption  requests  received in good order and,  where
               relevant,   deliver  appropriate  documentation  to  the  Trust's
               custodian.

          E.   Pay  monies  upon  receipt  from  the  Trust's  custodian,  where relevant,  in  accordance  with  the  instructions  of  redeeming shareholders.

          F.   Process  transfers of shares in accordance with the shareholder's instructions, after receipt of appropriate documentation from the shareholder as specified in the Prospectus.

          G.   Process exchanges between Funds and/or classes of shares of Funds both  within the same  family of funds and with a First  American
               Money Market Fund, if applicable.

          H.   Prepare and transmit  payments for  dividends  and  distributions declared by the Trust with respect to the Fund,  after  deducting any amount required to be withheld by any applicable  laws, rules and regulations and in accordance with shareholder instructions.

          I.   Serve as the Fund's agent in connection with  accumulation,  open account or similar  plans (e.g.,  periodic  investment  plans and periodic withdrawal plans).

          J.   Make changes to shareholder records,  including,  but not limited to,  address  changes  in  plans  (e.g.,  systematic  withdrawal, automatic investment, dividend reinvestment).

          K.   Handle  load and  multi-class  processing,  including  rights  of accumulation and purchases by letters of intent.

          L.   Record the issuance of shares of the Fund and maintain,  pursuant to Rule 17Ad-10(e)  promulgated under the Securities Exchange Act of 1934, as amended (the  "Exchange  Act"), a record of the total number of shares of the Fund  which are  authorized,  issued  and outstanding.

          M.   Prepare  shareholder  meeting  lists  and,  as  necessary,  mail, receive and tabulate proxies.

          N.   Mail   shareholder    reports   and   Prospectuses   to   current
               shareholders.

          O.   Prepare and file U.S.  Treasury  Department  Forms 1099 and other
               appropriate   information   returns   required  with  respect  to
               dividends and distributions for all shareholders.

          P.   Provide  shareholder account information upon request and prepare and mail  confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Trust.

          Q.   Mail requests for shareholders' certifications under penalties of perjury  and pay on a  timely  basis to the  appropriate  federal
               authorities   any  taxes  to  be   withheld  on   dividends   and
               distributions  paid by the Trust,  all as required by  applicable federal tax laws and regulations.

          R.   Provide a Blue Sky system  that will  enable the Trust to monitor the  total  number  of  shares  of the Fund  sold in each  state;
               provided that the Trust,  not USBFS,  is responsible for ensuring that shares are not sold in  violation of any  requirement  under the securities laws or regulations of any state.

          S.   Answer  correspondence from shareholders,  securities brokers and others relating to USBFS' duties hereunder.

          T.   Reimburse the Fund each month for all material  losses  resulting from "as of" processing  errors for which USBFS is responsible in accordance  with the "as of"  processing  guidelines set forth on
               Exhibit B hereto.

          U.   Perform its duties  hereunder in compliance  with all  applicable
               laws  and   regulations   and  provide   any   sub-certifications
               reasonably   requested  by  the  Trust  in  connection  with  any
               certification   required   of   the   Trust   pursuant   to   the
               Sarbanes-Oxley   Act  of  2002  or  any   rules  or   regulations
               promulgated by the Securities and Exchange Commission thereunder, provided the same shall not be deemed to change  USBFS'  standard of care as set forth herein.

          V.   In order to assist the Trust in satisfying  the  requirements  of
               Rule 38a-1 under the 1940 Act (the  "Rule"),  USBFS will  provide the Trust's Chief  Compliance  Officer with reasonable  access to
               USBFS' personnel and records relating to the services provided by it under this Agreement,  and will provide  quarterly  compliance
               reports  and  related   certifications   regarding  any  Material
               Compliance  Matter (as defined in the Rule)  involving USBFS that affect or could affect the Trust.

     3.   Additional Services to be Provided by USBFS

          A.   If the Trust so elects,  by  including  the  service it wishes to receive in its fee  schedule,  USBFS shall  provide the following services  that are further  described  and that may be subject to additional  terms and  conditions  specified in their  respective exhibits, as such may be amended from time to time:

               Internet Access, Fan Web, Vision Mutual Fund Gateway (Exhibit C)

               MARS SystemTM (Exhibit D)

               The Trust hereby  acknowledges that exhibits are an integral part of this Agreement and, to the extent services included in Exhibit
               C and/or Exhibit D are selected by the Trust, such services shall also be subject to the terms and conditions of this Agreement. To the extent the terms and  conditions of this  Agreement  conflict with the  terms  and  conditions  included  in  Exhibit  C and/or
               Exhibit  D,  as  applicable,  the  exhibits  shall  control.  The provisions of Exhibit C and/or  Exhibit D, as  applicable,  shall continue  in  effect  for as long as this  Agreement  remains  in effect, unless sooner terminated pursuant to Section 13 hereof.

               The  indemnity and defense  provisions  set forth in Section 8 of the Agreement and in Exhibit D, if applicable, shall indefinitely survive the termination and/or assignment of the Agreement.

          B.   USBFS shall allow the Trust access to various fund data, systems, industry  information  and  processes as the parties may agree to from time to time, through Mutual Fund eXchange ("MFx"),  subject to the  terms of this  Agreement  and the  additional  terms  and conditions  contained  in the on-line MFx access  agreement to be entered into upon  accessing MFx for the first time.  USBFS shall enable the Trust to access MFx  services by  supplying  the Trust with necessary software,  training,  information and connectivity support as mutually  agreed upon,  all of which shall  constitute confidential knowledge and information of USBFS and shall be used by the Trust only as necessary to access MFx services pursuant to this  Agreement.  The Trust shall provide for the security of all codes and system access mechanisms relating to MFx provided to it by USBFS and implement such security procedures and/or devices to ensure the  integrity of MFx. The Trust hereby  understands  that
               USBFS will perform  periodic  maintenance to the MFx hardware and software  being  accessed,  which  may  cause  temporary  service interruptions.  USBFS  shall  notify  the  Trust  of all  planned outages and, to the extent  possible,  will perform any necessary maintenance during non-business hours.

               The  Trust  hereby  acknowledges  that  all  programs,  software, manuals  and other  written  information  relating  to MFx access provided by USBFS  pursuant to this  Agreement  shall  remain the exclusive property of USBFS at all times.

               The Trust acknowledges that it is responsible for determining the suitability and accuracy of the information  obtained through its access to MFx.  USBFS  MAKES NO  WARRANTIES  OR  REPRESENTATIONS,
               EXPRESSED  OR  IMPLIED,  WITH  RESPECT  TO  THE  SUITABILITY  AND
               ACCURACY  OF  FUND  DATA,  SYSTEMS,   INDUSTRY   INFORMATION  AND
               PROCESSES  ACCESSED THROUGH MFx.  However,  USBFS will assist the
               Trust in verifying  the accuracy of any of the  information  made available to the Trust through MFx and covered by this Agreement.

               In the event of termination of this Agreement, in addition to the requirements  set forth in  Section 14  hereof,  the Trust  shall immediately  end its access to MFx and  return all codes,  system
               access   mechanisms,   programs,   manuals   and  other   written
               information  to  USBFS,  and  shall  destroy  or  erase  all such information on any diskettes or other storage medium, unless such
               access   continues  to  be  permitted   pursuant  to  a  separate
               agreement.

     4.   Lost Shareholder Due Diligence Searches and Servicing

          The Trust hereby  acknowledges  that USBFS has an arrangement  with an outside vendor to conduct lost shareholder  searches  required by Rule
          17Ad-17 under the Securities  Exchange Act of 1934, as amended.  Costs associated  with such searches will be passed  through to the Trust as an out-of-pocket expense in accordance with the fee schedule set forth
          in  Exhibit  E  hereto.   If  a  shareholder   remains  lost  and  the
          shareholder's  account  unresolved  after  completion of the mandatory
          Rule 17Ad-17 search,  the Trust hereby  authorizes vendor to enter, at
          its  discretion,   into  fee  sharing   arrangements   with  the  lost
          shareholder (or such lost shareholder's representative or executor) to conduct a more in-depth search in order to locate the lost shareholder before the  shareholder's  assets escheat to the applicable state. The
          Trust  hereby  acknowledges  that  USBFS  is  not  a  party  to  these arrangements  and does not receive  any revenue  sharing or other fees
          relating  to  these  arrangements.   Furthermore,   the  Trust  hereby
          acknowledges   that   vendor  may  receive  up  to  35%  of  the  lost
          shareholder's  assets as compensation  for its efforts in locating the lost shareholder.

     5.   Anti-Money Laundering Program

          USBFS   acknowledges  and  represents  that  (1)  it  is  a  financial institution  subject to the law  entitled  Uniting  and  Strengthening
          America by  Providing  Appropriate  Tools  Required to  Intercept  and
          Obstruct  Terrorism  ("USA  Patriot") Act of 2001 and the Bank Secrecy
          Act  (collectively  the "AML Acts") and shall comply with the AML Acts and  applicable  regulations  adopted  thereunder  (collectively,  the
          "Applicable AML Laws") in all relevant respects; and (2) it is subject to a rule  implementing 31 U.S.C.  5318(h) (the anti-money  laundering program  provision  of the USA  Patriot  Act)  and is  regulated  by a federal  functional  regulator such as a federal banking  regulator or the SEC.

          The  Trust  acknowledges  that it has had an  opportunity  to  review, consider  and comment  upon the written  procedures  provided by USBFS describing  various  tools used by USBFS which are designed to promote the detection and reporting of potential money laundering  activity by monitoring certain aspects of shareholder  activity as well as written procedures  for  verifying a customer's  identity  (collectively,  the
          "Procedures").  The  Trust  hereby  instructs  and  directs  USBFS  to implement the Procedures on the Trust's behalf, as such may be amended or revised from time to time. It is contemplated that these Procedures will  be  amended  from  time to time  by the  parties  as  additional
          regulations  are  adopted  and/or  regulatory   guidance  is  provided
          relating to the Trust's anti-money laundering responsibilities.

          USBFS agrees to provide to the Trust:

          A.   Prompt written  notification of any transaction or combination of transactions  that  USBFS  believes,  based  on  the  Procedures, evidence money  laundering  activity in connection with the Trust or any shareholder of the Fund;

          B.   Prompt  written   notification  of  any  customer(s)  that  USBFS
               reasonably believes, based upon the Procedures,  to be engaged in money laundering activity,  provided that the Trust agrees not to communicate this information to the customer;

          C.   Any  reports  received  by USBFS  from any  government  agency or applicable industry  self-regulatory  organization  pertaining to
               USBFS' anti-money laundering monitoring on behalf of the Trust;

          D.   Prompt  written  notification  of any action taken in response to anti-money  laundering violations as described in (A), (B) or (C)
               above; and

          E.   Certified  annual and  quarterly  reports of its  monitoring  and customer identification activities on behalf of the Trust.

               The Trust  hereby  directs,  and USBFS  acknowledges,  that USBFS shall (i) permit federal  regulators  access to such  information
               and  records   maintained   by  USBFS  and   relating  to  USBFS'
               implementation of the Procedures, on behalf of the Trust, as they may request,  and (ii) permit such federal  regulators to inspect
               USBFS' implementation of the Procedures on behalf of the Trust.

     6.   Compensation

          Other than for  services,  if any, to be provided  pursuant to Section
          3(A) of this  Agreement,  USBFS shall be compensated for providing the services  set  forth  in this  Agreement  in  accordance  with the fee schedule set forth on Exhibit E hereto (as amended from time to time).
          For  services  to  be  provided  pursuant  to  Section  3(A)  of  this
          Agreement,  if  applicable,  USBFS shall be  compensated in accordance with the fee  schedule  set forth in the  appendix to the exhibit that relates to the  services  selected  by the Trust.  USBFS shall also be compensated for such out-of-pocket  expenses (e.g.,  telecommunication charges,  postage and delivery charges,  and reproduction  charges) as are reasonably  incurred by USBFS in performing its duties  hereunder.
          The Trust shall pay all such fees and reimbursable  expenses within 30 calendar days following receipt of the billing notice,  except for any fee or expense subject to a good faith dispute. The Trust shall notify
          USBFS in writing  within 30 calendar  days  following  receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust shall pay such disputed  amounts within 10 calendar days of the day on which the parties  agree to the amount to be paid.  With the exception of any fee or  expense  the Trust is  disputing  in good  faith as set forth above,  unpaid  invoices shall accrue a finance charge of 1 1/2%
          per  month  after  the  due  date.  Notwithstanding  anything  to  the contrary, amounts owed by the Trust to USBFS shall only be paid out of assets and property of the particular Fund involved.

     7.   Representations and Warranties

          A.   The  Trust  hereby  represents  and  warrants  to  USBFS,   which
               representations  and warranties  shall be deemed to be continuing throughout the term of this Agreement, that:

               (1)  It is duly  organized  and  existing  under  the laws of the jurisdiction of its  organization,  with full power to carry on its  business  as  now  conducted,  to  enter  into  this
                    Agreement and to perform its obligations hereunder;

               (2)  This  Agreement  has  been  duly  authorized,  executed  and delivered  by the  Trust in  accordance  with all  requisite
                    action  and   constitutes   a  valid  and  legally   binding
                    obligation of the Trust,  enforceable in accordance with its terms,  subject to bankruptcy,  insolvency,  reorganization, moratorium and other laws of general  application  affecting the rights and remedies of creditors and secured parties;

               (3)  It is conducting  its business in compliance in all material respects  with all  applicable  laws and  regulations,  both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now  conducted;  there is no statute, rule,  regulation,  order or judgment binding on it  and  no  provision  of  its  charter,  bylaws  or any contract  binding it or affecting  its property  which would prohibit its execution or performance of this Agreement; and

               (4)  A  registration   statement  under  the  1940  Act  and  the
                    Securities  Act of 1933, as amended,  will be made effective prior  to the  effective  date of this  Agreement  and  will remain  effective  during  the term of this  Agreement,  and appropriate  state securities law filings will be made prior to the effective date of this Agreement and will continue to be made during the term of this  Agreement  as  necessary to enable the Trust to make a continuous public offering of its shares.

          B.   USBFS  hereby  represents  and  warrants  to  the  Trust,   which
               representations  and warranties  shall be deemed to be continuing throughout the term of this Agreement, that:

               (1)  It is duly  organized  and  existing  under  the laws of the jurisdiction of its  organization,  with full power to carry on its  business  as  now  conducted,  to  enter  into  this
                    Agreement and to perform its obligations hereunder;

               (2)  This  Agreement  has  been  duly  authorized,  executed  and delivered by USBFS in accordance  with all requisite  action and  constitutes a valid and legally  binding  obligation of
                    USBFS,  enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other
                    laws  of  general  application   affecting  the  rights  and
                    remedies of creditors and secured parties;

               (3)  It is conducting  its business in compliance in all material respects  with all  applicable  laws and  regulations,  both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now  conducted;  there is no statute, rule,  regulation,  order or judgment binding on it  and  no  provision  of  its  charter,  bylaws  or any contract  binding it or affecting  its property  which would prohibit its execution or performance of this Agreement; and

               (4)  It is a registered transfer agent under the Exchange Act.

     8.   Standard of Care; Indemnification; Limitation of Liability

          A.   USBFS shall exercise  reasonable  care in the  performance of its duties  under this  Agreement.  USBFS shall not be liable for any error of judgment  or mistake of law or for any loss  suffered by the Trust in  connection  with its duties  under this  Agreement, including  losses  resulting  from  mechanical  breakdowns or the failure of communication or power supplies beyond USBFS' control, except a loss  arising out of or  relating  to USBFS'  refusal or failure to comply  with the terms of this  Agreement  or from its bad faith,  negligence,  or willful misconduct in the performance of its duties  under this  Agreement.  Notwithstanding  any other provision of this  Agreement,  if USBFS has exercised  reasonable care in the performance of its duties under this  Agreement,  the
               Trust shall  indemnify and hold  harmless  USBFS from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including  reasonable attorneys' fees) that
               USBFS may sustain or incur or that may be asserted  against USBFS by any person  arising  out of any action  taken or omitted to be
               taken  by  it  in  performing  the  services   hereunder  (i)  in
               accordance with the foregoing standards, or (ii) in reliance upon any  written or oral  instruction  provided  to USBFS by any duly authorized  officer of the  Trust,  as  approved  by the Board of
               Trustees of the Trust (the "Board of  Trustees"),  except for any and  all  claims,  demands,  losses,  expenses,  and  liabilities arising out of or relating to USBFS' refusal or failure to comply with  the  terms  of  this  Agreement  or  from  its  bad  faith, negligence or willful misconduct in the performance of its duties under  this  Agreement.  This  indemnity  shall  be a  continuing
               obligation   of  the   Trust,   its   successors   and   assigns,
               notwithstanding  the  termination of this  Agreement.  As used in this paragraph,  the term "USBFS" shall include USBFS' directors, officers and employees.

               USBFS  shall  indemnify  and hold  the  Trust  harmless  from and against  any and  all  claims,  demands,  losses,  expenses,  and
               liabilities  of  any  and  every  nature  (including   reasonable
               attorneys'  fees) that the Trust may sustain or incur or that may be asserted  against  the Trust by any person  arising out of any action  taken or  omitted  to be  taken  by USBFS as a result  of
               USBFS'  refusal  or  failure  to  comply  with the  terms of this
               Agreement,  or  from  its  bad  faith,  negligence,   or  willful
               misconduct in the performance of its duties under this Agreement.
               This  indemnity  shall be a continuing  obligation of USBFS,  its successors and assigns,  notwithstanding  the termination of this
               Agreement.  As used in this  paragraph,  the term  "Trust"  shall include the Trust's trustees,  agents,  assigns and successors in addition to the directors officers and employees.

               Without limiting the generality of the foregoing, USBFS agrees to indemnify the Trust with respect to any and all of the following:
               (1) failure of USBFS to observe or perform any duty or obligation under any third party software  license  agreement or third party service contract;  (2) any claim by a third party of violation of a duty of  confidentiality  or other  similar  duty in respect of information  in the  possession  of USBFS which  information  was provided to the Trust;  (3) any claims  arising out of or related to occurrences which USBFS is required to insure against pursuant to this  Agreement or  applicable  law; (4) any claim of unlawful harassment or discrimination resulting from an action of USBFS or its employees, agents or representatives; (5) any claim or action arising out of or relating to any illness,  other injury or death
               of  a  person,  or  damage  to  property,   attributable  to  the
               negligence  or misconduct  of USBFS or its  employees,  agents or representatives.

               Neither  party to this  Agreement  shall be  liable  to the other party for  consequential,  special or punitive  damages under any provision of this Agreement.

               In  the  event  of  a   mechanical   breakdown   or   failure  of
               communication  or power supplies beyond its control,  USBFS shall take all reasonable steps to minimize service  interruptions  for any  period  that such  interruption  continues.  USBFS will make every  reasonable  effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of  USBFS.  USBFS  agrees  that  it  shall,  at all  times,  have reasonable  contingency  plans with appropriate  parties,  making
               reasonable   provision  for  emergency  use  of  electrical  data
               processing  equipment  to the  extent  appropriate  equipment  is available.  Representatives  of the Trust  shall be  entitled  to inspect USBFS'  premises and operating  capabilities  at any time during regular business hours of USBFS, upon reasonable notice to
               USBFS. Moreover,  USBFS shall provide the Trust, at such times as the Trust may reasonably  require,  copies of reports rendered by independent  accountants on the internal  controls and procedures of USBFS  relating to the  services  provided by USBFS under this
               Agreement.

               Notwithstanding  the above, USBFS reserves the right to reprocess and correct administrative errors at its own expense.

               In order that the  indemnification  provisions  contained in this
               Section  shall apply,  it is  understood  that if in any case the indemnitor  may be asked  to  indemnify  or hold  the  indemnitee harmless,  the indemnitor  shall be fully and promptly advised of all pertinent facts concerning the situation in question,  and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor  promptly  concerning any situation that presents or appears  likely to present the  probability of a claim for  indemnification.  The indemnitor shall have the option to  defend  the  indemnitee  against  any  claim  that may be the subject of this indemnification. In the event that the indemnitor so elects,  it will so notify the  indemnitee  and  thereupon the indemnitor  shall  take over  complete  defense of the claim with counsel reasonably satisfactory to indemnitee, and the indemnitee shall  in such  situation  initiate  no  further  legal  or other expenses  for  which it shall  seek  indemnification  under  this
               Section.  The  indemnitee  shall in no case  confess any claim or make any compromise in any case in which the  indemnitor  will be asked to indemnify the  indemnitee  except with the  indemnitor's prior written consent.

          B.   The indemnity and defense provisions set forth in this Section 8, and in Exhibit C, Exhibit D and Exhibit E, if  applicable,  shall indefinitely  survive the termination  and/or  assignment of this
               Agreement.

          C.   If USBFS is acting in another  capacity for the Trust pursuant to a separate  agreement,  nothing herein shall be deemed to relieve
               USBFS of any of its obligations in such other capacity.

     9.   Data Necessary to Perform Services

          The Trust or its agent shall  furnish to USBFS the data  necessary  to perform the services  described  herein at such times and in such form as mutually agreed upon.

     10.  Proprietary and Confidential Information

          USBFS  agrees on behalf of itself  and its  directors,  officers,  and employees to treat  confidentially  and as proprietary  information of the Trust, all records and other information relative to the Trust and prior, present, or potential shareholders of the Trust (and clients of said  shareholders),  and not to use such records and  information for any purpose other than the  performance  of its  responsibilities  and duties hereunder,  except (i) after prior notification to and approval in writing  by the Trust,  which  approval  shall not be  unreasonably withheld  and may not be withheld  where USBFS may be exposed to civil or criminal  contempt  proceedings  for  failure to comply,  (ii) when requested to divulge such information by duly constituted authorities, provided  that USBFS will  provide  the Trust  written  notice of such request to the extent such notice is permitted by  applicable  law and rule,  or (iii)  when so  requested  by the Trust.  Records  and other information  which have become known to the public through no wrongful act of USBFS or any of its employees,  agents or representatives,  and information  that was  already  in the  possession  of USBFS  prior to receipt  thereof from the Trust or its agent,  shall not be subject to this paragraph.

          Further,  USBFS will  adhere to the  privacy  policies  adopted by the
          Trust  pursuant  to Title V of the  Gramm-Leach-Bliley  Act, as may be
          modified from time to time. In this regard,  USBFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the  security,  confidentiality  and integrity of, and  to  prevent  unauthorized  access  to  or  use  of,  records  and information relating to the Trust and its shareholders.

     11.  Records

          USBFS  shall keep  records  relating to the  services to be  performed hereunder in the form and manner,  and for such period, as it may deem advisable and is agreeable to the Trust, but not inconsistent with the rules  and  regulations  of  appropriate  government  authorities,  in particular, Section 31 of the 1940 Act and the rules thereunder. USBFS agrees that all such records  prepared or maintained by USBFS relating to the services to be performed by USBFS hereunder are the property of the Trust and will be  preserved,  maintained,  and made  available in accordance with such applicable sections and rules of the 1940 Act and will be promptly  surrendered  to the Trust or its  designee on and in accordance with its request.

     12.  Compliance with Laws

          The Trust has and retains  primary  responsibility  for all compliance matters relating to the Fund,  including but not limited to compliance
          with  the  1940  Act,   the  Internal   Revenue  Code  of  1986,   the
          Sarbanes-Oxley  Act of  2002,  the USA  Patriot  Act of  2002  and the
          policies  and  limitations  of the  Fund  relating  to  its  portfolio investments as set forth in its Prospectus and statement of additional information.  USBFS' services hereunder shall not relieve the Trust of its  responsibilities  for assuring  such  compliance  or the Board of
          Trustees oversight responsibility with respect thereto.

     13.  Term of Agreement; Amendment

          This  Agreement  shall become  effective as of the date first  written above  and will  continue  in effect  for a period  of two (2)  years.
          Subsequent  to  the  initial  two-year  term,  this  Agreement  may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter  period as is mutually  agreed upon by the parties.

          Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material  term of this
          Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

          This  Agreement may not be amended or modified in any manner except by written  agreement  executed by USBFS and the Trust and  authorized or approved by the Board of Trustees.  The  provisions of this Section 13 shall also apply to Exhibit C, Exhibit D and Exhibit E.

     14.  Duties in the Event of Termination

          In the event that, in connection with termination,  a successor to any of USBFS'  duties or  responsibilities  hereunder is designated by the
          Trust by  written  notice to USBFS,  USBFS  will  promptly,  upon such termination  and at  the  expense  of  the  Trust,  transfer  to  such successor all relevant books, records, correspondence,  and other data established  or  maintained  by USBFS under this  Agreement  in a form reasonably acceptable to the Trust (if such form differs from the form in which  USBFS  has  maintained  the same,  the  Trust  shall pay any expenses associated with transferring the data to such form), and will cooperate  in  the  transfer  of  such  duties  and  responsibilities, including  provision  for  assistance  from  USBFS'  personnel  in the establishment of books, records, and other data by such successor.  If no such  successor is designated,  then such books,  records and other data shall be returned to the Trust. Notwithstanding the foregoing, in the event that USBFS  terminates  this  agreement by written notice to the  Trust,  USBFS will  promptly,  upon such  termination  and at the
          expense  mutually  agreed  upon  by  the  parties,   transfer  to  the
          successor(s)  to the duties  assigned to USBFS  herein,  all  relevant
          books,  records,   correspondence,   and  other  data  established  or
          maintained  by  USBFS  under  this  Agreement  in  a  form  reasonably acceptable  to the Trust and will  cooperate  in the  transfer of such duties and  responsibilities,  including provision for assistance from
          USBFS'  personnel in the  establishment of books,  records,  and other data by such successor.

     15.  Early Termination

          In the absence of any material  breach of this  Agreement,  should the
          Trust elect to terminate this Agreement  prior to the end of the term, the Trust agrees to pay the following fees:

          a.   all monthly fees through the life of the contract;

          b.   all fees associated with converting services to successor service provider;

          c.   all  fees  associated  with  any  record   retention  and/or  tax
               reporting  obligations  that  may  not be  eliminated  due to the conversion to a successor service provider;

          d.   all out-of-pocket costs associated with a-c above.

     16.  Assignment

          This Agreement  shall extend to and be binding upon the parties hereto and their respective successors and assigns;  provided,  however, that this  Agreement  shall  not be  assignable  by the Trust  without  the written  consent of USBFS,  or by USBFS without the written consent of the Trust, accompanied by the authorization or approval of the Trust's
          Board of Trustees.

     17.  Governing Law

          This Agreement  shall be construed in accordance  with the laws of the
          State of Wisconsin,  without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin,  or any of the provisions herein,  conflict with the applicable  provisions of the 1940 Act, the latter shall  control,  and nothing  herein shall be construed  in a manner  inconsistent  with the 1940 Act or any rule or order of the Securities and Exchange Commission thereunder.

     18.  No Agency Relationship

          Nothing  herein  contained  shall be deemed to  authorize  or  empower either party to act as agent for the other party to this Agreement, or to conduct  business  in the name,  or for the  account,  of the other party to this Agreement.

     19.  Services Not Exclusive

          Nothing in this Agreement shall limit or restrict USBFS from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

     20.  Invalidity

          Any provision of this  Agreement  which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to  such  jurisdiction,  be  ineffective  to  the  extent  of  such prohibition or  unenforceability  without  invalidating  the remaining provisions hereof, and any such prohibition or unenforceability in any
          jurisdiction  shall  not  invalidate  or  render   unenforceable  such
          provision in any other  jurisdiction.  In such case, the parties shall in good faith modify or substitute such provision  consistent with the original intent of the parties.

     21.  Notices

          Any notice  required or  permitted  to be given by either party to the other  shall be in  writing  and shall be deemed to have been given on the date  delivered  personally or by courier  service,  or three days after sent by registered or certified mail,  postage  prepaid,  return receipt  requested,  or on the date  sent and  confirmed  received  by facsimile transmission to the other party's address set forth below:

          Notice to USBFS shall be sent to:

                  U.S. Bancorp Fund Services, LLC
                  615 East Michigan Street
                  Milwaukee, WI  53202

          and notice to the Trust shall be sent to:

                  Genworth Variable Insurance Trust
                  c/o Genworth Financial Wealth Management, Inc.
                  2300 Contra Costa Boulevard, Suite 600
                  Pleasant Hill, CA 94523

     22.  Multiple Originals

          This  Agreement may be executed on two or more  counterparts,  each of which when so  executed  shall be deemed to be an  original,  but such
          counterparts   shall   together   constitute  but  one  and  the  same
          instrument.

     23.  Insurance

          USBFS, through its corporate affiliate, shall maintain a fidelity bond covering larceny and embezzlement and an insurance policy with respect to directors and officers  errors and omissions  coverage,  in amounts that  are  appropriate  in light of its  duties  and  responsibilities hereunder. Upon the request of the Trust, USBFS shall provide evidence that  coverage is in place.  USBFS shall  notify the Trust  should its insurance  coverage with respect to  professional  liability or errors and omissions coverage be reduced or canceled. Such notification shall include  the  date  of  cancellation  or  reduction  and  the  reasons therefore.  USBFS  shall  notify the Trust  promptly  of any  material claims  against  it with  respect  to  services  performed  under this
          Agreement,  whether or not they may be covered by insurance, and shall notify the Trust promptly should the total outstanding  claims made by
          USBFS under its insurance  coverage  materially impair, or threaten to materially impair, the adequacy of its coverage.

     24.  Trust Limitations

          This  Agreement  is executed by the Trust with  respect to each of the
          Funds and the  obligations  hereunder  are not  binding  on any of the trustees,  officers or shareholders of the Trust  individually but are binding only upon the Fund to which such  obligations  pertain and the assets and property of such Fund.  All  obligations of the Trust under this  Agreement  shall  apply only on a  Fund-by-Fund  basis,  and the assets of one Fund shall not be liable for the  obligations of another
          Fund.

     25.  Entire Agreement

          This Agreement, together with any exhibits, attachments, appendices or schedules  expressly  referenced  herein,  sets  forth  the  sole  and complete  understanding  of the  parties  with  respect to the subject matter hereof and supersedes all prior  agreements  relating  thereto, whether written or oral, between the parties.

          IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be executed by a duly authorized  officer on one or more  counterparts as of the date first above written.

Genworth Variable Insurance Trust      U.S. Bancorp Fund Services, LLC

By: ______________________________     By: ________________________________

Name:____________________________      Name:______________________________

Title: ____________________________    Title: ______________________________

                                    Exhibit A
                                     to the
                       Transfer Agent Servicing Agreement

                                   Fund Names

              Separate Series of Genworth Variable Insurance Trust

Name of Series                                                   Date Added

Genworth Calamos Growth Fund                                   ___________, 2008
Genworth Columbia Mid Cap Value Fund                           ___________, 2008
Genworth Davis NY Venture Fund                                 ___________, 2008
Genworth Eaton Vance Large Cap Value Fund                      ___________, 2008
Genworth Legg Mason Partners Aggressive Growth Fund            ___________, 2008
Genworth PIMCO StocksPLUS Fund                                 ___________, 2008
Genworth Putnam International Capital Opportunities Fund       ___________, 2008
Genworth Thornburg International Value Fund                    ___________, 2008
Genworth Western Asset Management Core Plus Fixed Income Fund  ___________, 2008

                                    Exhibit B
                                     to the
                       Transfer Agent Servicing Agreement

                             As Of Processing Policy

          USBFS  will  reimburse  each Fund for any Net  Material  Loss that may exist on the Fund's books and for which USBFS is  responsible,  at the end of each calendar  month.  "Net Material  Loss" shall be defined as any remaining  loss,  after netting  losses  against any gains,  which impacts a Fund's net asset value per share by more than1/2cent.  Gains and losses will be reflected on the Fund's daily share sheet,  and the
          Fund will be reimbursed  for any net material loss on a monthly basis.
          USBFS  will  reset the as of ledger  each  calendar  month so that any losses which do not exceed the  materiality  threshold  of1/2cent will not be carried forward to the next succeeding month. USBFS will notify the  advisor  to the Fund on the daily  share  sheet of any losses for which the advisor may be held accountable.

                                    Exhibit C
                                     to the
                       Transfer Agent Servicing Agreement

                            INTERNET ACCESS SERVICES

1.   Services Covered

     USBFS  shall make the  following  electronic,  interactive  and  processing services ("Electronic  Services") available to the Trust in accordance with the terms of this Exhibit C:

     A.   Fan Web -  Shareholder  internet  access to  account  information  and transaction  capabilities.  Internet service is connected  directly to
          the  fund   group's  web  site   through  a   transparent   hyperlink.
          Shareholders can access, among other information,  account information and portfolio listings within a fund family, view transaction history, and purchase  additional  shares through the Automated  Clearing House
          ("ACH").

     B.   Vision  Mutual  Fund  Gateway  -  Permits  broker/dealers,   financial
          planners, and registered investment advisors to use a web-based system
          to  perform  order  and  account   inquiry,   execute  trades,   print
          applications, review prospectuses, and establish new accounts.

2.   Duties and Responsibilities of USBFS

     USBFS shall:

     A.   Make  Electronic  Services  available  24 hours a day,  7 days a week,
          subject  to  scheduled   maintenance  and  events  outside  of  USBFS'
          reasonable  control.  Unless an emergency is  encountered,  no routine maintenance  will  occur  during  the hours of 8:00 a.m.  to 3:00 p.m.
          Central Time.

     B.   Provide installation services, which shall include review and approval
          of  the  Trust's   network   requirements,   recommending   method  of
          establishing  (and,  as  applicable,   cooperate  with  the  Trust  to
          implement  and  maintain) a  hypertext  link  between  the  Electronic
          Services  site and the  Trust's  web  site(s)  and testing the network connectivity and performance.

     C.   Maintain  and support the  Electronic  Services,  which shall  include providing error  corrections,  minor enhancements and interim upgrades to the Electronic  Services that are made  generally  available to the
          Electronic  Services  customers  and  providing  help desk  support to provide  assistance to the Trust's employees and agents with their use of the Electronic  Services.  Maintenance and support, as used herein, shall  not  include  (i)  access  to or use of any  substantial  added functionality,  new interfaces,  new architecture,  new platforms, new versions or major development efforts, unless made generally available by USBFS to the Electronic Services customers, as determined solely by
          USBFS or (ii) maintenance of customized features.

     D.   Establish  systems to guide,  assist and permit End Users (as  defined below) who access the  Electronic  Services  site from the Trust's web site(s) to  electronically  perform  inquiries and create and transmit transaction requests to USBFS.

     E.   Address and mail, at the Trust's expense, notification and promotional
          mailings   and  other   communications   provided   by  the  Trust  to
          shareholders regarding the availability of the Electronic Services.

     F.   Issue to each shareholder, financial adviser or other person or entity who  desires  to  make  inquiries  concerning  the  Trust  or  perform transactions  in accounts  with the Trust using any of the  Electronic
          Services  (the "End  User") a unique  personal  identification  number
          ("PIN") for authentication  purposes, which may be changed upon an End
          User's reasonable request in accordance with policies to be determined by USBFS and the  Trust.  USBFS will  require  the End User to provide his/her PIN in order to access the Electronic Services.

     G.   Prepare  and process new  account  applications  received  through the
          Electronic  Services from  shareholders  determined by the Trust to be eligible for such  services  and in  connection  with such,  the Trust agrees as follows:

          (1)  to  permit  the   establishment   of  shareholder   bank  account
               information  over the  Internet in order to  facilitate  purchase activity through ACH; and

          (2)  the  Trust  shall  be  responsible  for any  resulting  gain/loss liability associated with the ACH process.

     H.   Provide the End User with a transaction  confirmation  number for each completed purchase, redemption, or exchange of the Trust's shares upon completion of the transaction.

     I.   Utilize encryption and secure transport  protocols intended to prevent
          fraud  and   ensure   confidentiality   of  End  User   accounts   and
          transactions.  In no event  shall USBFS use  encryption  weaker than a
          40-bit RC4  Stream.  USBFS  will take  reasonable  actions,  including periodic scans of Internet interfaces and the Electronic Services,  to protect the Internet web site that  provides the  Electronic  Services and related network,  against viruses, worms and other data corruption or disabling devices, and unauthorized,  fraudulent or illegal use, by using  appropriate  virus  detection and  destructive  software and by adopting such other security procedures as may be necessary.

     J.   Monitor the  telephone  lines  involved in  providing  the  Electronic
          Services and inform the Trust promptly of any malfunctions,  problems, errors  or  service  interruptions  with  respect  to  the  Electronic
          Services of which USBFS becomes aware.

     K.   Exercise reasonable efforts to maintain all on-screen  disclaimers and copyright, trademark and service mark notifications,  if any, provided by the Trust to USBFS in writing from time to time, and all "point and click"  features of the  Electronic  Services  relating to shareholder acknowledgment and acceptance of such disclaimers and notifications.

     L.   Establish  and provide to the Trust written  procedures,  which may be amended  from time to time by USBFS  with the  written  consent of the
          Trust,  regarding  End User access to the  Electronic  Services.  Such
          written   procedures  shall  establish   security  standards  for  the
          Electronic Services, including, without limitation:

          (1)  Encryption/secure transport protocols.

          (2)  End  User   lockout   standards   (e.g.,   lockout   after  three
               unsuccessful attempts to gain access to the Electronic Services).

          (3)  PIN issuance and reissuance standards.

          (4)  Access  standards,  including limits on access to End Users whose accounts are coded for privilege.

          (5)  Automatic  logoff standards (e.g., if the session is inactive for longer than 15 minutes).

     M.   Provide  the Trust with  daily  reports of  transactions  listing  all purchases or transfers made by each End User  separately.  USBFS shall also furnish the Trust with monthly  reports  summarizing  shareholder inquiry and transaction activity without listing all transactions.

     N.   Annually  engage a third party to audit its internal  controls for the
          Electronic  Services  and  compliance  with  all  guidelines  for  the
          Electronic  Services included herein and provide the Trust with a copy of the auditor's report promptly.

3.   Duties and Responsibilities of the Trust

     The Trust assumes  exclusive  responsibility  for the  consequences  of any instructions it may give to USBFS, for the Trust's or End Users' failure to properly access the Electronic  Services in the manner prescribed by USBFS, and for the Trust's failure to supply accurate information to USBFS.

     Also, the Trust shall:

     A.   Revise and update the applicable  prospectus(es)  and other  pertinent materials,  such as user  agreements  with End Users,  to include  the appropriate consents, notices and disclosures for Electronic Services, including disclaimers and information reasonably requested by USBFS.

     B.   Be responsible  for designing,  developing and maintaining one or more web sites  for the Trust  through  which  End  Users  may  access  the
          Electronic  Services,  including  provision of software  necessary for access to the  Internet,  which must be  acquired  from a  third-party vendor.  Such web sites  shall  have the  functionality  necessary  to
          facilitate,   implement  and  maintain  the  hypertext  links  to  the
          Electronic Services and the various inquiry and transaction web pages.
          The Trust shall provide USBFS with the name of the host of the Trust's web site  server and shall  notify  USBFS of any change to the Trust's web site server host.

     C.   Provide USBFS with such  information  and/or access to the Trust's web site(s) as is necessary for USBFS to provide the  Electronic  Services to End Users.

     D.   Promptly  notify USBFS of any  problems or errors with the  applicable
          Electronic Services of which the Trust becomes aware or any changes in
          policies  or  procedures  of  the  Trust  requiring   changes  to  the
          Electronic Services.

4.   Additional Representation and Warranty

     The parties hereby warrant that neither party shall  knowingly  insert into any interface,  other software,  or other program provided by such party to the other  hereunder,  or  accessible  on the  Electronic  Services site or
     Trust's web  site(s),  as the case may be, any "back  door,"  "time  bomb,"
     "Trojan  Horse,"  "worm,"  "drop dead  device,"  "virus" or other  computer software  code or  routines  or  hardware  components  designed to disable, damage  or  impair  the  operation  of any  system,  program  or  operation hereunder.  For failure to comply  with this  warranty,  the  non-complying party shall  immediately  replace all copies of the affected  work product, system or software. All costs incurred with replacement including,  but not limited to, cost of media, shipping, deliveries and installation,  shall be borne by such party.

5.   Proprietary Rights

     A.   Each party  acknowledges and agrees that it obtains no rights in or to any of the software,  hardware,  processes, trade secrets, proprietary information or distribution  and  communication  networks of the other hereunder. Any software, interfaces or other programs a party provides to the other  hereunder  shall be used by such receiving party only in accordance  with the  provisions  of this  Exhibit C. Any  interfaces, other software or other  programs  developed by one party shall not be used  directly or  indirectly  by or for the other party or any of its affiliates  to connect such  receiving  party or any  affiliate to any other person, without the first party's prior written approval,  which it may give or withhold in its sole  discretion.  Except in the normal course of business and in  conformity  with Federal  copyright  law or with  the  other  party's  consent,  neither  party  nor  any  of  its affiliates  shall disclose,  use, copy,  decompile or reverse engineer any software or other programs  provided to such party by the other in connection herewith.

     B.   The Trust's web site(s) and the  Electronic  Services site may contain certain intellectual property,  including,  but not limited to, rights in copyrighted works,  trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site,  not including any intellectual  property provided by or otherwise obtained from such other party. To the extent the  intellectual  property of one party is cached to  expedite  communication,  such party  grants to the other a limited, non-exclusive,  non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel," "trade  dress" or other aspect of the  appearance or  functionality  of the first site, that party grants to the other a limited, non-exclusive,  non-transferable license to such intellectual property for the period during which this Exhibit C is in effect. This license is limited to the  intellectual  property  needed to replicate the  appearance  of the  first  site and does not  extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has  sufficient  right,  title and interest in and to its web  site  and its  intellectual  property  to  enter  into  these obligations,  and that to its knowledge, the license hereby granted to the other  party does not and will not  infringe  on any U.S.  patent, copyright or other proprietary right of a third party.

     C.   Each  party  agrees  that the  nonbreaching  party  would  not have an adequate  remedy at law in the event of the  other  party's  breach or threatened  breach  of its  obligations  under  this  Section  of this
          Exhibit C and that the  nonbreaching  party would  suffer  irreparable injury and damage as a result of any such breach.  Accordingly, in the event either party breaches or threatens to breach the obligations set forth in this  Section of this  Exhibit C, in  addition  to and not in lieu of any legal or other  remedies a party may pursue  hereunder  or under  applicable  law, each party hereby  consents to the granting of equitable  relief  (including the issuance of a temporary  restraining order, preliminary injunction or permanent injunction) against it by a court of  competent  jurisdiction,  without the  necessity  of proving actual  damages  or  posting  any  bond or  other  security  therefor, prohibiting  any such breach or threatened  breach.  In any proceeding upon a motion for such equitable  relief,  a party's ability to answer in damages  shall not be  interposed  as a defense to the  granting of such  equitable  relief.  The  provisions of this Section  relating to equitable  relief  shall  survive  termination  of  the  provision  of services set forth in this Exhibit C.

6.   Compensation

     USBFS  shall be  compensated  for  providing  the  Electronic  Services  in accordance  with the fee schedule set forth in Appendix 1 to this Exhibit C
     (as amended from time to time).

7.   Additional Indemnification; Limitation of Liability

     A.   Subject  to  Section  2(A),   USBFS  CANNOT  AND  DOES  NOT  GUARANTEE
          AVAILABILITY  OF THE  ELECTRONIC  SERVICES.  Accordingly,  USBFS' sole liability  to the Trust or any third party  (including  End Users) for any claims,  notwithstanding the form of such claims (e.g.,  contract, negligence, or otherwise), arising out of the delay of or interruption in the Electronic  Services to be provided by USBFS hereunder shall be to  use  its  best  reasonable  efforts  to  commence  or  resume  the
          Electronic Services as promptly as is reasonably possible.

     B.   USBFS shall, at its sole cost and expense, defend, indemnify, and hold harmless  the Trust and its  agents,  assigns,  successors,  trustees, officers and employees  from and against any and all claims,  demands, losses,  expenses and  liabilities of any and every nature  (including reasonable  attorneys'  fees)  arising  out of or  relating to (a) any infringement,  or claim of infringement,  of any United States patent, trademark,  copyright, trade secret, or other proprietary rights based on the use or  potential  use of the  Electronic  Services and (b) the provision  of the Trust  Files  (as  defined  below)  or  Confidential
          Information (as defined below) to a person other than a person to whom such information may be properly disclosed hereunder.

     C.   If an injunction is issued  against the Trust's use of the  Electronic
          Services by reason of infringement of a patent, copyright,  trademark, or other proprietary  rights of a third party, USBFS shall, at its own option  and  expense,  either (i)  procure  for the Trust the right to continue  to use the  Electronic  Services on  substantially  the same
          terms  and   conditions   as  specified   hereunder,   or  (ii)  after
          notification to the Trust,  replace or modify the Electronic  Services so that they  become  non-infringing,  provided  that,  in the Trust's judgment,  such  replacement or  modification  does not materially and adversely  affect  the  performance  of  the  Electronic  Services  or significantly  lessen  their  utility to the Trust.  If in the Trust's judgment,  such replacement or modification does materially  adversely affect the  performance  of the Electronic  Services or  significantly lessen their utility to the Trust,  the Trust may terminate all rights and  responsibilities  under  this  Exhibit C  immediately  on written notice to USBFS.

     D.   Because  the  ability  of  USBFS to  deliver  Electronic  Services  is dependent upon the Internet and equipment, software, systems, data and services provided by various  telecommunications  carriers,  equipment manufacturers, firewall providers and encryption system developers and other vendors and third parties,  USBFS shall not be liable for delays or failures to perform its  obligations  hereunder  to the extent that such delays or failures are attributable to  circumstances  beyond its reasonable control which interfere with the delivery of the Electronic
          Services by means of the  Internet or any of the  equipment,  software and  services  which  support  the  Internet  provided  by such  third parties.  USBFS shall also not be liable for the actions or  omissions of any third party wrongdoers (i.e.,  hackers not employed by USBFS or its  affiliates)  or of any third parties  involved in the  Electronic
          Services  and shall not be liable for the  selection of any such third party,  unless  USBFS  selected  the third  party in bad faith or in a grossly negligent manner.

     E.   USBFS shall not be responsible for the accuracy of input material from
          End Users nor the resultant output derived from inaccurate  input. The accuracy  of input and output  shall be judged as  received  at USBFS'
          data center as determined by the records maintained by USBFS.

     F.   Notwithstanding anything to the contrary contained herein, USBFS shall not be obligated  to ensure or verify the accuracy or actual  receipt, or the  transmission,  of any  data or  information  contained  in any transaction  via the Electronic  Services or the  consummation  of any inquiry or transaction request not actually reviewed by USBFS.

8.   File Security and Retention; Confidentiality

     A.   USBFS and its agents will provide  reasonable  security  provisions to ensure  that  unauthorized  third  parties  do not have  access to the
          Trust's data bases, files, and other information provided by the Trust to USBFS for use with the Electronic Services,  the names of End Users or End User transaction or account data (collectively, "Trust Files").
          USBFS' security  provisions  with respect to the Electronic  Services, the Trust's web site(s) and the Trust Files will be no less  protected than USBFS'  security  provisions  with respect to its own proprietary information.  USBFS agrees that any and all Trust Files  maintained by
          USBFS for the Trust hereunder shall be available for inspection by the
          Trust's  regulatory  authorities  during regular business hours,  upon reasonable  prior written notice to USBFS,  and will be maintained and retained in accordance with  applicable  requirements of the 1940 Act.
          USBFS  will  take  such  actions  as  are  necessary  to  protect  the intellectual  property contained within the Trust's web site(s) or any software,  written  materials,  or pictorial  materials  describing or creating the Trust's web site(s),  including all interface  designs or specifications.  USBFS  will  take  such  actions  as  are  reasonably necessary  to protect all rights to the source code and  interface  of the Trust's web site(s).  In  addition,  USBFS will not use, or permit the use of,  names of End  Users for the  purpose  of  soliciting  any
          business,   product,   or   service   whatsoever   except   where  the
          communication  is necessary and appropriate for USBFS' delivery of the
          Electronic Services.

     B.   USBFS shall treat as  confidential  and not disclose or otherwise make available  any of  the  Trust's  lists,  information,  trade  secrets,
          processes,    proprietary    data,    information   or   documentation
          (collectively,  the "Confidential  Information"),  in any form, to any person other than agents,  employees or  consultants  of USBFS.  USBFS will instruct its agents, employees and consultants who have access to the Confidential  Information to keep such information confidential by using the same care and discretion that USBFS uses with respect to its own confidential  property and trade secrets.  Upon termination of the rights and responsibilities described in this Exhibit C for any reason and upon the  Trust's  request,  USBFS shall  return to the Trust,  or destroy and certify that it has  destroyed,  any and all copies of the
          Confidential Information which are in its possession.

     C.   Notwithstanding  the  above,  USBFS  will  not have an  obligation  of confidentiality under this Section with regard to information that (1)
          was  known to it  prior to  disclosure  hereunder,  (2) is or  becomes publicly  available other than as a result of a breach hereof,  (3) is
          disclosed   to  it  by  a  third  party  not  subject  to  a  duty  of confidentiality,  or (4) is required to be  disclosed  under law or by order of court or governmental agency.

9.   Warranties

     EXCEPT AS OTHERWISE PROVIDED IN THIS EXHIBIT,  THE ELECTRONIC  SERVICES ARE
     PROVIDED BY USBFS "AS IS" ON AN  "AS-AVAILABLE"  BASIS WITHOUT  WARRANTY OF
     ANY KIND, AND USBFS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED,
     WITH RESPECT TO THE  ELECTRONIC  SERVICES  INCLUDING,  WITHOUT  LIMITATION,
     WARRANTIES  OF  MERCHANTABILITY  AND FITNESS FOR A  PARTICULAR  PURPOSE AND
     WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

10.  Duties in the Event of Termination

     In the event of  termination  of the  services  provided  pursuant  to this
     Exhibit C, (i) End Users  will no longer be able to access  the  Electronic
     Services  and  (ii)  the  Trust  will  return  all  codes,   system  access
     mechanisms,  programs, manuals and other written information provided to it by USBFS in connection with the Electronic Services provided hereunder, and shall  destroy  or erase all such  information  on any  diskettes  or other storage medium.

                             Appendix 1 to Exhibit C
                       Transfer Agent Servicing Agreement
                  See Internet Access Service Fees on Exhibit E

                                    Exhibit D
                                     to the
                       Transfer Agent Servicing Agreement

                             DATA WAREHOUSE SERVICES

1.   Certain Definitions

     Whenever used in this Exhibit D, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

     A.   "MARS  SystemTM"  means the system made available  through Sales Focus
          Solutions,  a subsidiary of Phoenix  American  Incorporated,  known as
          "MARSTM"  which  allows for  analysis of sales data from the  transfer agent or  intermediaries  which  provides  detail for omnibus  account trades,  identifies or reports suspicious trading activity and manages compliance related activities and reporting.

     B.   "Data Warehouse  Serivces" means the services which are made available to consenting  end-users  ("User," as defined below)  whereby  certain
          Electronic  Reports  (as  defined  below)  may  be  searched,  viewed, downloaded and printed.

     C.   "User(s)"  means the  person(s)  to whom  Electronic  Reports are made available.

     D.   "Electronic  Reports" means an Electronic Report created with investor transaction  data housed by DST (the Transfer  Agent's  record keeping system)  and may  include  but not be  limited  to:  22c-2  Compliance
          Reports,  Omnibus Account  Reconciliation,  Sales Reporting,  Platform
          Reporting and Campaign Management and Tracking.

2.   Services Covered

     USBFS shall allow access to Data Warehouse  Services by authorized Users on behalf of the Trust in accordance with the terms of this Exhibit D.

3.   Duties and Responsibilities of USBFS

     USBFS will provide the following implementation support:

          (1)  Project Management Assistance
          (2)  Setup and Testing of System Interfaces
          (3)  Conversion of Historical Data from the Trust
          (4)  Assist with Sales Channel and Sales Territory Setup
          (5)  Assist with Clearing/Executing Firm Relationships
          (6)  Assist with Compliance Rule Setup
          (7)  Database Setup (User Defined Fields)
          (8)  Training (additional fee)

     USBFS will provide the following support services after implementation:

          (1)  Assist with Project Management
          (2)  Dedicated Client Service team
          (3)  Weekly status calls (if needed)
          (4)  Setup and testing of requests from the Trust
          (5)  Duplicate Data Identification
          (6)  Assistance with System File Imports
          (7)  Custom Report Programming (at Programming rates)
          (8)  Enhanced support  available at a designated fee (such as database query reports, compliance report review and analysis,  compliance workflow assistance)

4.   Duties and Responsibilities of the Trust

     The Trust shall:

     A.   Assume   exclusive   responsibility   for  the   consequences  of  any
          instructions  it may give to  USBFS,  for the  Trust's  or End  Users'
          failure  to  properly  access  the  Electronic  Reports  in the manner prescribed by USBFS,  and for the Trust's  failure to supply  accurate information to USBFS.

     B.   Comply  and  instruct  Users to  comply  with all the User  enrollment instructions and authorization procedures.

5.   System Maintenance

     The Trust understands that USBFS will have to perform periodic  maintenance to the  hardware  and  software  used to  provide  MARS and Data  Warehouse
     Services,  which may cause  temporary  service  interruptions.  USBFS shall notify the Trust of all planned  outages of its own  hardware  and software and, to the extent possible,  will perform any necessary maintenance during non-business hours.

6.   Additional Representation and Warranty

     The parties hereby warrant that neither party shall  knowingly  insert into any interface,  other software,  or other program provided by such party to the other hereunder,  or accessible on the Trust's web site(s), as the case may be, any "back door," "time bomb,"  "Trojan  Horse,"  "worm," "drop dead device,"  "virus" or other  computer  software code or routines or hardware components  designed  to  disable,  damage or impair the  operation  of any system,  program or  operation  hereunder.  For failure to comply with this warranty,  the non-complying  party shall immediately replace all copies of the affected  work  product,  system or software.  All costs  incurred with replacement  including,  but  not  limited  to,  cost of  media,  shipping, deliveries and installation, shall be borne by such party.

7.   Proprietary Rights

     A.   The Trust  acknowledges  and agrees that by virtue of  subscribing  to
          MARS and Data Warehouse  Services  through USBFS,  it shall not obtain any rights in or to any of the  software,  templates,  screen and file formats,  interface  protocols,  formats  and  development  tools  and instructions, hardware, processes, trade secrets, instruction manuals, enrollment authorization, authentication and other business processes, proprietary  information or distribution  and  communication  networks used to provide MARS and Data Warehouse  Services owned by Sales Focus
          Solutions and licensed to USBFS. Any interfaces and software  provided to the  Trust  in  order  to  provide  connectivity  to MARS  and Data
          Warehouse  through USBFS shall be used by the Trust and Users only for the  period  during  which  this  Exhibit D is in  effect  and only in accordance  with the terms of this Exhibit D, and shall not be used by the Trust to provide  connectivity  to or through any other  system or person  without  USBFS' prior  written  approval.  The Trust shall not copy,  decompile or reverse engineer any software or programs provided to the Trust  hereunder.  The Trust also agrees not to take any action which would mask, delete or otherwise alter any on-screen  disclaimers and copyright, trademark and service mark notifications, or any "point and click" features relating to User  acknowledgment and acceptance of such disclaimers and notifications.

     B.   The  MARS  or  DATA  WAREHOUSE   Services  site  may  contain  certain
          intellectual  property,  including,  but not  limited  to,  rights  in copyrighted works,  trademarks and trade dress that is the property of the Trust. The Trust retains all rights in such intellectual  property that may  reside  on the MARS or Data  Warehouse  Services  site,  not including any intellectual  property provided by or otherwise obtained from USBFS.  To the extent the  intellectual  property of the Trust is cached to expedite communication, the Trust grants to USBFS a limited, non-exclusive,  non-transferable license to such intellectual property for a period of time no longer than that reasonably  necessary for the communication.  To the extent  that the  intellectual  property of the
          Trust is duplicated within the MARS or Data Warehouse Services site to replicate  the "look and feel,"  "trade  dress" or other aspect of the appearance  or  functionality  of the Trust's web  site(s),  the Trust grants to USBFS a limited, non-exclusive,  non-transferable license to such intellectual  property for the period during which this Exhibit D is in effect.  This  license is limited to the  intellectual  property needed to replicate the appearance of the Trust's web site(s) and does not extend to any other intellectual  property owned by the Trust. The
          Trust warrants that it has sufficient right, title and interest in and to its web site(s) and its  intellectual  property to enter into these obligations,  and that to its knowledge, the license hereby granted to
          USBFS does not and will not infringe on any U.S. patent,  copyright or other proprietary right of a third party.

     C.   Each  party  agrees  that the  nonbreaching  party  would  not have an adequate  remedy at law in the event of the  other  party's  breach or threatened  breach  of its  obligations  under  this  Section  of this
          Exhibit D and that the  nonbreaching  party would  suffer  irreparable injury and damage as a result of any such breach.  Accordingly, in the event either party breaches or threatens to breach the obligations set forth in this  Section of this  Exhibit D, in  addition  to and not in lieu of any legal or other  remedies a party may pursue  hereunder  or under  applicable  law, each party hereby  consents to the granting of equitable  relief  (including the issuance of a temporary  restraining order, preliminary injunction or permanent injunction) against it by a court of  competent  jurisdiction,  without the  necessity  of proving actual  damages  or  posting  any  bond or  other  security  therefor, prohibiting  any such breach or threatened  breach.  In any proceeding upon a motion for such equitable  relief,  a party's ability to answer in damages  shall not be  interposed  as a defense to the  granting of such  equitable  relief.  The  provisions of this Section  relating to equitable  relief  shall  survive  termination  of  the  provision  of services set forth in this Exhibit D.

8.   Compensation

     USBFS shall be compensated for providing MARS or Data Warehouse Services in accordance  with the fee schedule set forth in Appendix I to this Exhibit D
     (as amended from time to time).

9.   Additional Indemnification; Limitation of Liability

     A.   USBFS  CANNOT  AND DOES NOT  GUARANTEE  AVAILABILITY  OF MARS AND DATA
          WAREHOUSE SERVICES. Accordingly, USBFS' sole liability to the Trust or any third party (including Users) for any claims,  notwithstanding the form  of such  claims  (e.g.,  contract,  negligence,  or  otherwise), arising out of the delay of or  interruption in MARS or Data Warehouse
          Services to be provided  by USBFS  hereunder  shall be to use its best reasonable  efforts  to  commence  or  resume  MARS or Data  Warehouse
          Services as promptly as is reasonably possible.

     B.   USBFS shall, at its sole cost and expense, defend, indemnify, and hold harmless the Trust and its trustees,  officers and employees  from and against  any and all claims,  demands,  losses,  expenses,  damages or liabilities of any and every nature,  including reasonable  attorneys'
          fees, arising out of or relating to (a) any infringement,  or claim of infringement, of any United States patent, trademark, copyright, trade secret, or other proprietary  rights based on the use or potential use of MARS or Data Warehouse  Services and (b) the provision of the Trust
          Files (as  defined  below) or  Confidential  Information  (as  defined below) to a person other than a person to whom such information may be properly disclosed hereunder.

     C.   If an injunction is issued  against the Trust's and Users' use of MARS or Data  Warehouse  Services  by reason of  infringement  of a patent, copyright,  trademark,  or other proprietary  rights of a third party,
          USBFS shall, at its own option and expense, either (i) procure for the
          Trust and Users the right to  continue  to use MARS or Data  Warehouse
          Services on  substantially  the same terms and conditions as specified hereunder,  or (ii) after notification to the Trust, replace or modify
          MARS or Data  Warehouse  Services so that they become  non-infringing,
          provided  that,  in  the  Trust's   judgment,   such   replacement  or
          modification  does not materially and adversely affect the performance of MARS or Data  Warehouse  Services  or  significantly  lessen  their utility  to the Trust and  Users.  If in the  Trust's  judgment,  such replacement  or  modification  does  materially  adversely  affect the performance of MARS or DATA Warehouse Services or significantly lessen their  utility to the Trust and  Users,  the Trust may  terminate  all rights  and  responsibilities  under  this  Exhibit D  immediately  on written notice to USBFS.

     D.   Because  the  ability  of USBFS  to  deliver  MARS and Data  Warehouse
          Services is  dependent  upon the  Internet  and  equipment,  software, systems,  data and  services  provided  by various  telecommunications carriers,  equipment manufacturers,  firewall providers and encryption system developers and other vendors and third parties, including Sales
          Focus  Solutions,  USBFS shall not be liable for delays or failures to perform  its  obligations  hereunder  to the  extent  such  delays  or failures  are  attributable  to  circumstances  beyond its  reasonable control which  interfere  with the delivery of MARS and Data Warehouse
          Services by means of the  Internet or any of the  equipment,  software and  services  which  support  the  Internet  provided  by such  third parties.  USBFS shall also not be liable for the actions or  omissions of any third party wrongdoers (i.e.,  hackers not employed by USBFS or its  affiliates)  or of any third parties  involved with MARS and Data
          Warehouse Services.

     E.   The Trust and Users are  responsible  for  verifying  the accuracy and receipt of all data or  information  made  available via MARS and Data
          Warehouse  Services.  The Trust is  responsible  for advising Users of their  responsibilities  to promptly notify the Trust's transfer agent of any errors or  inaccuracies  relating to data or other  information made  available via MARS and Data  Warehouse  Services with respect to the Trust's shareholders.

     F.   USBFS shall not be responsible for the accuracy of input material from
          Users  and the  Trust's  record-keeping  systems  maintained  by third parties nor the resultant  output derived from inaccurate  input.  The accuracy  of input and output  shall be judged as  received  at USBFS'
          data center as determined by the records maintained by USBFS.

10.  File Security and Retention; Confidentiality

     A.   USBFS and its agents will provide  reasonable  security  provisions to ensure  that  unauthorized  third  parties  do not have  access to the
          Trust's data bases, files, and other information provided by the Trust to USBFS for use with MARS and Data Warehouse Services, (collectively,
          "Trust Files").  USBFS'  security  provisions with respect to MARS and
          Data Warehouse  Services and the Trust Files will be no less protected than USBFS'  security  provisions  with respect to its own proprietary information.  USBFS agrees that any and all Trust Files  maintained by
          USBFS for the Trust hereunder shall be available for inspection by the
          Trust's  regulatory  authorities  during regular business hours,  upon reasonable  prior written notice to USBFS,  and will be maintained and retained in accordance with  applicable  requirements of the 1940 Act.
          In addition,  USBFS will not use, or permit the use of, names of Users for the  purpose  of  soliciting  any  business,  product,  or service whatsoever except where the communication is necessary and appropriate for USBFS' delivery of MARS and Data Warehouse Services.

     B.   USBFS shall treat as  confidential  and not disclose or otherwise make available  any of  the  Trust's  lists,  information,  trade  secrets,
          processes,    proprietary    data,    information   or   documentation
          (collectively,  the "Confidential  Information"),  in any form, to any person other than agents,  employees or  consultants  of USBFS.  USBFS will instruct its agents, employees and consultants who have access to the Confidential  Information to keep such information confidential by using the same care and discretion that USBFS uses with respect to its own confidential  property and trade secrets.  Upon termination of the rights and responsibilities described in this Exhibit D for any reason and upon the  Trust's  request,  USBFS shall  return to the Trust,  or destroy and certify that it has  destroyed,  any and all copies of the
          Confidential Information which are in its possession.

     C.   Notwithstanding  the  above,  USBFS  will  not have an  obligation  of confidentiality under this Section with regard to information that (1)
          was  known to it  prior to  disclosure  hereunder,  (2) is or  becomes publicly  available other than as a result of a breach hereof,  (3) is
          disclosed   to  it  by  a  third  party  not  subject  to  a  duty  of confidentiality,  or (4) is required to be  disclosed  under law or by order of court or governmental agency.

11.  Warranties

     EXCEPT AS  OTHERWISE  EXPRESSLY  PROVIDED  IN THIS  EXHIBIT,  MARS AND DATA
     WAREHOUSE  SERVICES AND ALL  EQUIPMENT,  SOFTWARE AND SYSTEMS  DESCRIBED IN
     THIS  EXHIBIT ARE PROVIDED "AS IS" ON AN "AS  AVAILABLE"  BASIS,  AND USBFS
     HEREBY  SPECIFICALLY  DISCLAIMS ANY AND ALL  REPRESENTATIONS OR WARRANTIES,
     EXPRESS OR IMPLIED,  REGARDING  MARS OR DATA  WAREHOUSE  SERVICES  PROVIDED
     HEREUNDER, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR
     A PARTICULAR  PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING
     OR COURSE OF PERFORMANCE.

12.  Duties in the Event of Termination

     In the event of  termination  of the  services  provided  pursuant  to this
     Exhibit D, (i) the Trust and Users  will  immediately  end their  access to
     MARS and Data Warehouse  Services and (ii) the Trust will return all codes, system access mechanisms,  programs,  manuals,  confidential or proprietary information  and  other  written  information  provided  to it by  USBFS in connection  with the  Electronic  Services  provided  hereunder,  and shall destroy or erase all such  information  on any  diskettes or other  storage medium.

                                   Appendix I
                               to Exhibit D of the
                            Transfer Agent Agreement

                              Fee Schedule for MARS

                                Exhibit E to the
                       Transfer Agent Servicing Agreement
                          Fee Schedule at ______, 2008

                                 TO BE INSERTED